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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                  Three Months Ended
                                                                      October 31,
                                                      ----------------------------------------
                                                               1997                 1996
                                                      -------------------    -----------------

Net (loss)                                            $     (2,663,711)      $      (1,179,460)
                                                      ===================    ===================
Weighted average number of shares outstanding                8,806,000               8,896,500
                                                      ===================    ===================
 (Loss) per common share amount                       $        (.30)         $      (.13)
                                                      ===================    ===================
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                                                                Nine Months Ended
                                                                    October 31,
                                                      ----------------------------------------
                                                               1997                 1996
                                                      -------------------    -----------------

Net (loss)                                            $      (9,040,640)     $    (2,098,222)
                                                      ===================    =================
Weighted average number of shares outstanding                   8,834,716          8,078,024
                                                      ===================    =================
 (Loss) per common share amount                       $       (1.02)         $      (.26)
                                                      ===================    =================
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